Exhibit 99.2

Veradigm Concludes Exploration of Strategic Alternatives and Announces Operational Review

Engaged an Independent Strategic Advisor to Refine Go-Forward Plan

Company to Provide a Financial and Business Update in March

CHICAGO – January 30, 2025 – Veradigm® (OTCMKTS: MDRX), a leading provider of healthcare data and technology solutions, announced today that the Veradigm Board of Directors (the “Board”) completed its previously announced review of strategic alternatives to maximize stockholder value.

Review of Strategic Alternatives

Throughout the review process, the Board, in collaboration with its financial and legal advisors, evaluated potential strategic opportunities, including a possible sale of the Company. Following the May 2024 public announcement of the process, the Company entered into confidentiality agreements with more than 30 parties and engaged with a wide range of potential counterparties, including potential strategic partners and financial sponsors. Five bidders submitted preliminary, non-binding indications of interest. However, the Company did not receive any final proposals.

“The Board undertook the review of strategic alternatives with the primary objective of maximizing stockholder value,” stated Greg Garrison, Chairman of the Board. “After engaging with over 30 parties, the Board has unanimously decided to end the strategic review. However, we remain open to all opportunities that enhance stockholder value.”

Mr. Garrison continued, “The Board and management felt it was essential for Veradigm to share this announcement to maintain transparency with our investors, employees, customers, and partners regarding the execution and outcome of the strategic review. Our leadership team is focused on completing the restatement of Veradigm’s 2022 financial statements, becoming current in Veradigm’s financial reporting and relisting our common stock, executing our standalone strategy, and delivering end-to-end solutions that empower our clients and strengthen provider relationships.”

Go-Forward Plan

As a part of ongoing strategic planning, Veradigm has engaged an independent strategic advisory firm to assist in refining the go-forward plan for the business. The objective of the business review is to identify potential operational improvements and improve organizational alignment, all designed to generate profitable growth. This reflects the Company’s commitment to positioning the business for long-term success while exploring paths to drive stockholder value.

As Veradigm moves forward with its standalone strategy, it remains fully committed to long-term growth and profitability. Veradigm’s unique approach, built on connectivity, scale, and expertise, makes it a market leader in empowering clients and providing a high-quality, end-to-end experience.

“We believe Veradigm remains well-positioned to capitalize on the significant market opportunity ahead of us,” said Tom Langan, interim Chief Executive Officer of Veradigm. “Our leadership team has been working closely on developing the best path forward for our employees, our clients, and our stockholders.”

Financial and Business Update

In mid-March 2025, Veradigm intends to provide updated fiscal year 2023 and preliminary fiscal year 2024 estimated unaudited financial ranges and a business and audit update. Veradigm will host a conference call and webcast at that time. Following that March investor update, Veradigm plans to return to a regular cadence of providing investor updates, including providing financial guidance.

“The Board and management team deeply appreciate the support of our employees, customers, partners, and investors,” said Mr. Langan. “As we move forward, our focus remains on executing our strategy to deliver maximum value for our customers and stockholders.”

About Veradigm®

Veradigm is a healthcare technology Company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, Instagram, and YouTube.

© 2025 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or Company names are the property of their respective holders, all rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s positioning to capitalize on market opportunities and the Company’s future plans to communicate with investors. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plan,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” “hopes,” “seek,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among others, factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission from time to time, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Report on Form 8-K filed on January 10, 2024. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@veradigm.com